UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 9, 2007

(date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On and effective as of Tuesday, January 9, 2007, Vascular Solutions, Inc. (“VSI”) entered into three agreements with King Pharmaceuticals, Inc., a Tennessee corporation (“King”), consisting of the License Agreement, the Device Supply Agreement and the Thrombin JMI® Supply Agreement. King Pharmaceuticals Research and Development, Inc., a Delaware corporation and wholly-owned subsidiary of King (“King R&D”), is also a party to the License Agreement.

The effect of these three agreements is to forge a new relationship between VSI and King having essentially three components. First, King will exclusively sell through its direct sales force, and VSI will make and supply to King, VSI’s Thrombix® 3x3 trauma bandage and ThrombiGel® hemostat products and VSI’s ThrombiGel Paste hemostat product which is currently in development. Second, VSI will work with King to develop additional hemostatic products to be sold by King outside of VSI’s direct sales force’s call point of cardiac, peripheral and electrophysiology catheterization laboratories. Third, King will sell Thrombin-JMI® to VSI for use in the manufacture of VSI’s catheterization lab hemostatic products under a 10-year, fixed price arrangement.

Under the terms of the License Agreement, VSI grants to King and King R&D an exclusive, royalty-free, fully paid up, perpetual, worldwide right and license to all of VSI’s patents and know-how relating to the development, manufacture, use, sale, importation or other exploitation of VSI’s Thrombix 3x3 trauma bandage, ThrombiGel 10, 40 and 100 hemostats, ThrombiGel Paste hemostat (the “Products”) and all future medical devices having application in the Field (as defined below) and intended to produce hemostasis by accelerating the clotting process of blood (a “hemostatic device”). The “Field” is defined as all applications of hemostatic devices in all areas other than catheterization laboratories (cardiac and peripheral), electrophysiology laboratories and holding and recovery rooms for such laboratories. Upon execution of the License Agreement, King paid VSI a one-time payment of $6.0 million. No other payments are due from King to VSI under the License Agreement. Under the License Agreement, VSI is obligated to prosecute and maintain all of the patents licensed under the Agreement at its own expense. VSI also represents that there are no liens or claims currently existing on any of the licensed patents or know-how and covenants not to create, incur or permit to exist any such liens or claims in the future other than the liens and claims created by the License Agreement. The term of the License Agreement commenced on January 9, 2007 and continues until the later of the expiration of each licensed patent or King’s relinquishment of its license rights under the licensed know-how.

Under the terms of the Device Supply Agreement, VSI agrees to manufacture and supply the Products to King and King agrees to purchase the Products from VSI for King’s exclusive commercialization, distribution, sale and use of the Products in the Field. King does not have any minimum purchase obligations under the Device Supply Agreement. The Device Supply Agreement does not limit VSI’s manufacture of the Products for its own commercialization, distribution, sale and use outside of the Field. The transfer prices are fixed for each Product under the Device Supply Agreement and are adjusted for cost and inflation increases according to a market index. Upon the first commercial sale by King of a ThrombiGel hemostat or Thrombix bandage, King will make a one-time, non-refundable milestone payment to VSI of $1.0 million. Upon the first commercial sale by King of a ThrombiGel Paste hemostat product, King will make a one-time, non-refundable milestone payment to VSI of $1.0 million. VSI has agreed to continue to perform the regulatory work necessary to obtain surgical approvals for the ThrombiGel and ThrombiGel Paste products, and King has agreed to reimburse VSI for its expenses in obtaining these approvals. If, after undertaking and completing the development and regulatory plans with respect to the products, such development and regulatory efforts have not resulted in regulatory approval for surgical use, VSI has agreed to make a one-time, non-creditable, non-refundable payment of $2.5 million to King if the FDA has not approved the ThrombiGel product for surgical use, and an additional $2.5 million if the FDA has not approved the ThrombiGel Paste product for surgical use. Under the Device Supply Agreement, King also has certain rights of first refusal with respect to any hemostatic devices for use in the Field that VSI may develop on its own or at the request of King. The Device Supply Agreement has an initial term of 10 years, followed by successive automatic one-year extensions, subject to termination by the parties under certain circumstances, including termination by King without cause anytime after the third anniversary of its execution upon two years prior written notice to VSI.

Under the terms of the Thrombin JMI® Supply Agreement, King agrees to manufacture and supply thrombin to VSI on a non-exclusive basis. King agrees to supply VSI with such quantity of thrombin as VSI may order for use in devices not intended for sale by King in the Field at a fixed price throughout the term of the Thrombin JMI® Supply Agreement as adjusted for inflation, variations in potency and other factors. King has also agreed to provide thrombin to VSI under the Thrombin JMI® Supply Agreement at no cost for incorporation into Products and hemostatic devices intended for sale in the Field by King. The Thrombin JMI® Supply Agreement has an initial term of 10 years, followed by successive automatic one-year extensions, subject to termination by the parties under certain circumstances, including (1) termination by King without cause anytime after the fifth anniversary of its execution upon five years prior written notice to VSI and (2) termination by VSI without cause anytime after the fifth anniversary of its execution upon five years prior written notice to King provided that the Device Supply Agreement has expired on its terms or the parties have agreed to terminate it.

On January 9, 2007, VSI and King issued a joint press release announcing the execution of these agreements. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K. VSI intends to file the License Agreement, the Device Supply Agreement and the Thrombin JMI Supply Agreement as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2006.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Joint Press Release issued by Vascular Solutions, Inc and King Pharmaceuticals, Inc. on January 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

By:	/s/ James Hennen
James Hennen Chief Financial Officer

Date:  January 9, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release issued by Vascular Solutions, Inc. and King Pharmaceuticals, Inc. on January 9, 2007